As filed with the Securities and Exchange Commission on August 28, 2019

Registration No. 333-229990

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRACON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-2037594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Charles P. Theuer, M.D., Ph.D.

President and Chief Executive Officer

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott B. Brown, CPA Vice President, Finance TRACON Pharmaceuticals, Inc. 4350 La Jolla Village Drive, Suite 800 San Diego, California 92122 (858) 550-0780	Sean M. Clayton Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of TRACON Pharmaceuticals, Inc. (File No. 333-229990), initially filed on March 1, 2019 (the “Registration Statement”), is being filed solely to provide an updated consent of Ernst & Young LLP, filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The remainder of the Registration Statement is unchanged and has been omitted from this Amendment.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1+	Form of Underwriting Agreement
3.1(1)	Amended and Restated Certificate of Incorporation
3.2(1)	Amended and Restated Bylaws
4.1(2)	Amended and Restated Investors’ Rights Agreement by and among TRACON Pharmaceuticals, Inc. and certain of its stockholders dated September 19, 2014
4.2(3)	Investor Agreement by and between Johnson & Johnson Innovation-JJDC, Inc. and TRACON Pharmaceuticals, Inc., dated September 27, 2016
4.3(4)	Registration Rights Agreement, dated March 14, 2017 by and between TRACON Pharmaceuticals, Inc. and Aspire Capital Fund, LLC
4.4(4)	Common Stock Purchase Agreement, dated March 14, 2017 by and between TRACON Pharmaceuticals, Inc. and Aspire Capital Fund, LLC
4.5(5)	Securities Purchase Agreement, dated March 22, 2018, among TRACON Pharmaceuticals, Inc. and the purchasers listed on Exhibit A thereto
4.6(2)	Form of Common Stock Certificate
4.7*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.8*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.9+	Form of Specimen Preferred Stock Certificate and Certificate of Designations of Preferred Stock
5.1*	Opinion of Cooley LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
99.1*	Amendment No. 1 to the Capital on DemandTM Sales Agreement, dated as of September 6, 2018, by and between TRACON Pharmaceuticals, Inc. and JonesTrading Institutional Services LLC
*	Previously filed.
+	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
(1)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Current Report on Form 8-K, filed with the SEC on February 4, 2015.
(2)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Registration Statement on Form S-1 (File No. 333-201280), as amended.
(3)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 9, 2016.
(4)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Current Report on Form 8-K, filed with the SEC on March 14, 2017.
(5)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Current Report on Form 8-K, filed with the SEC on March 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 28th day of August, 2019.

TRACON PHARMACEUTICALS, INC.

By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer

Signature	Title	Date

/s/ Charles P. Theuer, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors	August 28, 2019
Charles P. Theuer, M.D., Ph.D.	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*	Member of the Board of Directors	August 28, 2019
William R. LaRue

*	Member of the Board of Directors	August 28, 2019
Martin A. Mattingly, Pharm.D.

*	Member of the Board of Directors	August 28, 2019
J. Rainer Twiford, J.D., Ph.D.

*	Member of the Board of Directors	August 28, 2019
Paul Walker

*	Member of the Board of Directors	August 28, 2019
Stephen T. Worland, Ph.D.

*By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
Attorney-in-Fact